UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2026
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 28, 2026 (the “Effective Date”), ProPetro Energy Solutions, LLC (“PROPWR”), a Delaware limited liability company and a wholly owned subsidiary of ProPetro Holding Corp. (the “Company”), a Delaware corporation, entered into a Global Framework Agreement (the “GFA”) with Caterpillar Inc. (“Caterpillar”), a Delaware corporation, pursuant to which Caterpillar will reserve approximately 1.5 gigawatts (“Reserved Capacity”) of incremental power generation equipment (the “Equipment”), comprised of a mix of Caterpillar power generation solutions and configurations, and PROPWR will commit to purchase the Equipment from Caterpillar or certain Caterpillar authorized dealers (“Participating Dealers”) for a minimum aggregate purchase obligation at signing of approximately $1.1 billion as well as the option to acquire up to an additional approximate 600 megawatts beginning on the Effective Date and ending on December 31, 2031 (the “Term”). The initial purchase price for the Equipment does not include balance of plant and is subject to adjustments including for annual escalations, taxes, tariffs affecting the cost of the Equipment and any other fees and adjustments agreed to by PROPWR.

The GFA may be extended by mutual agreement and each party has certain termination rights upon advance written notice, that do not affect the existing orders placed under the GFA.

If PROPWR’s forecasted demand increases, PROPWR may request an increase in Reserved Capacity, which Caterpillar may grant in its sole discretion. If, in any year during the Term, PROPWR does not order 100% of its purchase obligations by the designated order deadline (“Shortfall Amount”), PROPWR must pay Caterpillar a fee equal to 75% of the price at which PROPWR had otherwise agreed to purchase such Equipment. However, if Caterpillar sells Equipment constituting the Shortfall Amount within 12 months of the Shortfall Amount invoice date, PROPWR is entitled to a credit toward future purchases under the GFA equal to 85% of the Shortfall Amount.

The foregoing description of the GFA does not purport to be complete and is qualified in its entirety by reference to the full text of the GFA, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the second quarter of 2026.

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2026, ProPetro Holding Corp. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2026. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 30, 2026, the Company posted an investor presentation to its website pertaining to the financial and operational results for the quarter ended March 31, 2026 and the commentary discussing financial and operating results for the first quarter of 2026. The presentation and the commentary are posted on the Company's website at ir.propetroservices.com and attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, the Company issued a press release announcing entry into the GFA. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished with this report, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release announcing first quarter 2026 results, dated April 30, 2026.
99.2	Investor presentation, dated April 30, 2026.
99.3	Commentary discussing financial and operating results for the first quarter of 2026.
99.4	Press release dated April 29, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026

PROPETRO HOLDING CORP.

/s/ Caleb L. Weatherl
Caleb L. Weatherl Chief Financial Officer